As filed with the Securities and Exchange Commission on March 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3175693
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Parrott Drive Shelton, Connecticut	06484
(Address of principal executive office)	(Zip Code)

2014 Equity Incentive Plan

(Full title of the plans)

Derek Chalmers, Ph.D., D.Sc.

Chief Executive Officer

Cara Therapeutics, Inc.

1 Parrott Drive

Shelton, Connecticut 06484

(203) 567-1500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Babak Yaghmaie

Darren DeStefano

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036-7798

(212) 479-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	684,061 (2)	$10.27 (3)	$7,025,306	$816.34

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2014 Equity Incentive Plan resulting from the automatic annual increase on January 1 of each year from January 1, 2015 through January 1, 2024 by the lesser of (a) 3% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year and (b) a number of shares determined by the Registrant’s board of directors.
(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 23, 2015.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Cara Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 684,061 additional shares of Common Stock under the Registrant’s 2014 Equity Incentive Plan, pursuant to the provisions of the 2014 Equity Incentive Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2014 Equity Incentive Plan on January 1, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on February 12, 2014 (Registration No. 333-193905). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Specimen Common Stock Certificate (3)

4.2	2014 Equity Incentive Plan. (4)

4.3	Form of Stock Option Agreement under 2014 Equity Incentive Plan (5)

4.4	Form of Restricted Stock Unit Award under 2014 Equity Incentive Plan (6)

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.
(4)	Filed as Exhibit 10.3 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.

(5)	Filed as Exhibit 10.3.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.
(6)	Filed as Exhibit 10.3.2 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Shelton, State of Connecticut, on March 27, 2015.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers
Derek Chalmers, Ph.D., D.Sc.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitutes and appoints Derek Chalmers and Josef Schoell, and each of them, such person’s true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Derek Chalmers	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2015
Derek Chalmers

/s/ Josef Schoell	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2015
Josef Schoell

/s/ Harrison M. Bains	Director	March 27, 2015
Harrison M. Bains

/s/ Jeffrey L. Ives	Director	March 27, 2015
Jeffrey L. Ives

/s/ Dean Slagel	Director	March 27, 2015
Dean Slagel

/s/ Martin Vogelbaum	Director	March 27, 2015
Martin Vogelbaum

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Specimen Common Stock Certificate (3)

4.2	2014 Equity Incentive Plan. (4)

4.3	Form of Stock Option Agreement under 2014 Equity Incentive Plan (5)

4.4	Form of Restricted Stock Unit Award under 2014 Equity Incentive Plan (6)

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279) filed with the Securities and Exchange Commission on February 7, 2014 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.
(4)	Filed as Exhibit 10.3 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.
(5)	Filed as Exhibit 10.3.1 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.
(6)	Filed as Exhibit 10.3.2 to Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 Registration No. 333-192230) filed with the Securities and Exchange Commission on January 17, 2014 and incorporated herein by reference.